Exhibit 99.1

LinkedIn Announces Second Quarter 2012 Financial Results

MOUNTAIN VIEW, Calif., August 2, 2012 — LinkedIn Corporation (NYSE: LNKD), the world’s largest professional network on the Internet, currently with more than 175 million members, reported its financial results for the second quarter ended June 30, 2012:

•	Revenue for the second quarter was $228.2 million, an increase of 89% compared to $121.0 million in the second quarter of 2011.

•

Net income for the second quarter was $2.8 million, compared to net income of $4.5 million for the second quarter of 2011. Non-GAAP net income for the second quarter was $18.1 million, compared to $10.8 million for the second quarter of 2011. Non-GAAP measures exclude tax-affected stock-based compensation expense and tax-affected amortization of acquired intangible assets.

•	Adjusted EBITDA for the second quarter was $50.4 million, or 22% of revenue, compared to $26.3 million for the second quarter of 2011, or 22% of revenue.

•	GAAP EPS for the second quarter was $0.03; Non-GAAP EPS for the second quarter was $0.16.

“LinkedIn had a strong second quarter with all of our key operating and financial metrics showing solid performance,” said Jeff Weiner, CEO of LinkedIn. “Our ongoing investment in product innovation drove healthy engagement as measured by unique visiting members and member page views, and our three revenue streams all experienced significant growth.”

Second Quarter Financial Details and Operating Summary

•

Hiring Solutions: Revenue from Hiring Solutions products totaled $121.6 million, an increase of 107% compared to the second quarter of 2011. Hiring Solutions revenue represented 53% of total revenue in the second quarter of 2012, compared to 48% in the second quarter of 2011.

•

Marketing Solutions: Revenue from Marketing Solutions products totaled $63.1 million, an increase of 64% compared to the second quarter of 2011. Marketing Solutions revenue represented 28% of total revenue in the second quarter of 2012, compared to 32% in the second quarter of 2011.

•

Premium Subscriptions: Revenue from Premium Subscriptions products totaled $43.5 million, an increase of 82% compared to the second quarter of 2011. Premium Subscriptions represented 19% of total revenue in the second quarter of 2012, compared to 20% of revenue in the second quarter of 2011.

Revenue from the U.S. totaled $147.3 million, and represented 65% of total revenue in the second quarter of 2012. Revenue from international markets totaled $81.0 million, and represented 35% of total revenue in the second quarter of 2012.

Revenue from the field sales channel totaled $129.4 million, and represented 57% of total revenue in the second quarter of 2012. Revenue from the online, direct sales channel totaled $98.8 million, and represented 43% of total revenue in the second quarter of 2012.

GAAP net income for the second quarter was $2.8 million, compared to net income of $4.5 million for the second quarter of 2011. Non-GAAP net income for the second quarter was $18.1 million, compared to $10.8 million in the second quarter of 2011.

Adjusted EBITDA for the second quarter was $50.4 million, or 22% of revenue, compared to $26.3 million for the second quarter of 2011, or 22% of revenue.

GAAP EPS was $0.03 based on 112.3 million fully-diluted weighted shares outstanding compared to $0.04 for the second quarter of 2011 based on 103.1 million fully-diluted weighted shares outstanding. Non-GAAP EPS was $0.16 based on 112.3 million fully-diluted weighted shares outstanding compared to $0.10 for the second quarter of 2011 based on 103.1 million fully-diluted weighted shares outstanding.

“Strong performance across our three product lines drove record levels of revenue and adjusted EBITDA,” said Steve Sordello, CFO of LinkedIn. “As we continue to invest aggressively in technology, product, and our businesses, we remain focused on achieving our long-term goals.”

For additional information, please see the “Selected Company Metrics and Financials” page on LinkedIn’s Investor Relations site.

Second Quarter Highlights and Strategic Announcements

In the second quarter, LinkedIn:

•

Launched its first app designed for the iPad. The app was received positively, and engagement trends are encouraging as more than half of page views on the app are being generated by content-focused products such as updates, news and groups.

•

Simplified the design of its flagship social news product LinkedIn Today and added deeper integration into the homepage. Engagement on LinkedIn Today is now up more than 150% since the introduction of these new features.

•	Released Targeted Status Updates and Follower Statistics to all of the more than two million organizations on LinkedIn with active Company Profiles.

•

Completed the rollout of Talent Pipeline to the entire universe of LinkedIn Recruiter customers. In less than three months, Recruiter customers have already added more than one million prospective candidates into Talent Pipeline, enhancing their ability to quickly identify and hire new talent for their organizations.

Additionally, in July LinkedIn began rolling out a significant redesign to the homepage, enabling members to discover, share, and discuss the professional information that is most important to them. The redesign has begun to positively impact engagement metrics; for example, shares originating on LinkedIn, including status updates, are now at all-time highs.

Business Outlook

LinkedIn is providing guidance for the third quarter of 2012, and revising guidance upward for the full year of 2012 on revenue, adjusted EBITDA, and stock-based compensation, while narrowing the full-year outlook for depreciation and amortization.

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Q3 2012 Guidance: Revenue for the third quarter of 2012 is projected to range between $235 million to $240 million. The company expects adjusted EBITDA to range between $42 million and $45 million. The company expects stock-based compensation to range between $27 and $28 million and depreciation and amortization to range between $20 million and $22 million.

•

Full Year 2012 Guidance: The company has revised its expected revenue range upward to $915 million to $925 million from the prior range of $880 million to $900 million. The company has also revised upward its expected adjusted EBITDA range to $185 million to

$190 million from the prior range of $170 million to $175 million. The company now expects stock-based compensation to range between $85 million and $95 million, while the range for depreciation and amortization is now $75 million to $80 million.

Quarterly Conference Call

LinkedIn will host a webcast/conference call to discuss its second quarter 2012 financial results and business outlook today at 2:00 p.m. Pacific Time. Jeff Weiner and Steve Sordello will host the webcast, which can be viewed on the investor relations section of the LinkedIn website at http://investors.linkedin.com/. This call will contain forward-looking statements and other material information regarding the company’s financial and operating results. Following completion of the call, a recorded replay of the webcast will be available on the website. For those without access to the Internet, a replay of the call will be available beginning at 5:00 p.m. Pacific Time on August 2, 2012 through August 9, 2012 at 9:00 p.m. Pacific Time. To listen to the telephone replay, call (855) 859-2056, access code 96053756.

Upcoming Event

Management will participate in upcoming financial Q&A discussions at an investment industry event on September 6th. LinkedIn will furnish a link to this event on its investor relations website, http://investors.linkedin.com/ for both the live and archived webcasts.

About LinkedIn

Founded in 2003, LinkedIn connects the world’s professionals to make them more productive and successful. With more than 175 million members worldwide, including executives from every Fortune 500 company, LinkedIn is the world’s largest professional network on the Internet. The company has a diversified business model with revenue coming from member subscriptions, marketing solutions and hiring solutions. Headquartered in Silicon Valley, LinkedIn also has offices across the Americas, Europe, and the Asia-Pacific.

Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with GAAP, the company uses the following non-GAAP financial measures: adjusted EBITDA, non-GAAP net income, and non-GAAP EPS (collectively the “non-GAAP financial measures”). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The company uses these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. The company believes that they provide useful information about operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making.

The company excludes the following items from one or more of its non-GAAP measures:

Stock-based compensation. The company excludes stock-based compensation because it is non-cash in nature and because the company believes that the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance and liquidity. The company further believes this measure is useful to investors in that it allows for greater transparency to certain line items in its financial statements and facilitates comparisons to competitors’ operating results.

Amortization of acquired intangible assets. The company excludes amortization of acquired intangible assets because it is non-cash in nature and because the company believes that the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance and liquidity. In addition, excluding this item from various non-GAAP measures facilitates internal comparisons to historical operating results and comparisons to competitors’ operating results.

Income tax effect of non-GAAP adjustments. The company adjusts non-GAAP net income by including the income tax effects of excluding stock-based compensation and the amortization of acquired intangible assets. The company believes that the inclusion of the income tax effects provides additional transparency to the overall or “after tax” effects of excluding these items from non-GAAP net income.

For more information on the non-GAAP financial measures, please see the “Reconciliation of GAAP to non-GAAP Financial Measures” table in this press release. This accompanying table has more details on the GAAP financial measures that are most directly comparable to non-GAAP financial measures and the related reconciliations between these financial measures. Additionally, the company has not reconciled adjusted EBITDA guidance to net income guidance because it does not provide guidance for either other income (expense), net, or provision for income taxes, which are reconciling items between net income and adjusted EBITDA. As items that impact net income are out of the company’s control and/or cannot be reasonably predicted, the company is unable to provide such guidance. Accordingly, a reconciliation to net income is not available without unreasonable effort.

Safe Harbor Statement

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release and the accompanying conference call contain forward-looking statements about our products, including our planned investments in key strategic areas, certain non-financial metrics, such as member growth and engagement, and our expected financial metrics such as revenue, adjusted EBITDA, depreciation and amortization and stock-based compensation for the third quarter of 2012 and the full fiscal year 2012. The achievement of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. If any of these risks or uncertainties materialize or if any of the assumptions prove incorrect, the company’s results could differ materially from the results expressed or implied by the forward-looking statements the company makes.

The risks and uncertainties referred to above include—but are not limited to—risks associated with: the company’s limited operating history in a new and unproven market; engagement of our members; the price volatility of our Class A common stock; general economic conditions; expectations regarding the return on our strategic investments; execution of our plans and strategies, including with respect to acquisitions of other companies; expectations regarding the company’s ability to timely and effectively scale and adapt existing technology and network infrastructure to ensure that its website is accessible at all times with short or no perceptible load times; security measures and the risk that the company’s website may be subject to attacks that degrade or deny the ability of members to access the company’s solutions or that our security measures may not be sufficient to prevent unauthorized access to our member data; our ability to maintain our rate of revenue growth and manage our expenses and investment plans; our ability to accurately track our key metrics internally; members and customers curtailing or ceasing to use the company’s solutions; the company’s core value of putting members first, which may conflict with the short-term interests of the business; privacy, litigation and regulatory issues; increasing competition; our ability to manage our growth and retain our employees; the application of US and international tax laws on our tax structure and any changes to such tax laws; and the dual class structure of the company’s common stock.

Further information on these and other factors that could affect the company’s financial results is included in filings it makes with the Securities and Exchange Commission from time to time, including the section entitled “Risk Factors” in the company’s Annual Report on Form 10-K that was filed for the year ended December 31, 2011, and additional information will also be set forth in our Form 10-Q that will be filed for the quarter ended June 30, 2012, which should read in conjunction with these financial results. These documents are available on the SEC Filings section of the Investor Information section of the company’s website at http://investors.linkedin.com/. All information provided in this release and in the attachments is as of August 2, 2012, and LinkedIn undertakes no duty to update this information.

LINKEDIN CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	June 30, 2012	December 31, 2011
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$286,376	$339,048
Short-term investments	330,761	238,456
Accounts receivable (net of allowance for doubtful accounts of $3,516 and $5,460 at June 30, 2012 and December 31, 2011, respectively)	136,536	111,372
Deferred commissions	15,715	13,594
Prepaid expenses	20,923	10,799
Other current assets	21,601	12,658

Total current assets	811,912	725,927
Property and equipment, net	152,448	114,850
Goodwill	113,268	12,249
Intangible assets, net	33,456	8,095
Other assets	28,078	12,576

TOTAL ASSETS	$1,139,162	$873,697

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$44,195	$28,217
Accrued liabilities	63,662	58,644
Deferred revenue	191,993	139,798

Total current liabilities	299,850	226,659
DEFERRED TAX LIABILITIES	40,612	18,551
OTHER LONG TERM LIABILITIES	15,525	3,508

Total liabilities	355,987	248,718

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY:
Class A and Class B common stock	11	10
Additional paid-in capital	767,995	617,629
Accumulated other comprehensive income	129	100
Accumulated earnings	15,040	7,240

Total stockholders’ equity	783,175	624,979

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,139,162	$873,697

LINKEDIN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Net revenue	$228,207	$121,040	$416,663	$214,972

Costs and expenses:
Cost of revenue (exclusive of depreciation and amortization shown separately below)	30,367	18,403	55,500	35,186
Sales and marketing	75,740	36,019	141,624	65,380
Product development	60,080	30,414	107,173	55,149
General and administrative	30,974	16,673	55,828	30,287
Depreciation and amortization	17,548	9,602	32,430	17,761

Total costs and expenses	214,709	111,111	392,555	203,763

Income from operations	13,498	9,929	24,108	11,209

Other income (expense), net	(668)	11	(444)	460

Income before income taxes	12,830	9,940	23,664	11,669
Provision for income taxes	10,019	5,427	15,864	5,078

Net income	$2,811	$4,513	$7,800	$6,591

Net income per share of common stock:
Basic	$0.03	$0.07	$0.08	$0.12

Diluted	$0.03	$0.04	$0.07	$0.07

Weighted-average shares used to compute net income per share:
Basic	104,185	69,395	103,198	56,631

Diluted	112,317	103,129	111,813	100,131

LINKEDIN CORPORATION

SUPPLEMENTAL REVENUE INFORMATION

(In thousands)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
Revenue by product:
Hiring Solutions	$121,592	$58,620	$224,152	$104,953
Marketing Solutions	63,105	38,570	111,055	66,253
Premium Subscriptions	43,510	23,850	81,456	43,766

Total	$228,207	$121,040	$416,663	$214,972

Revenue by geographic region:
United States	$147,253	$82,739	$268,102	$147,859
Other Americas (1)	15,047	6,146	27,056	10,745

Total Americas	162,300	88,885	295,158	158,604
EMEA (2)	50,057	25,859	92,902	45,590
APAC (3)	15,850	6,296	28,603	10,778

Total	$228,207	$121,040	$416,663	$214,972

Revenue by channel:
Field sales	$129,448	$66,699	$230,919	$117,327
Online sales	98,759	54,341	185,744	97,645

Total	$228,207	$121,040	$416,663	$214,972

(1)	Canada, Latin America and South America
(2)	Europe, the Middle East and Africa (“EMEA”)
(3)	Asia-Pacific (“APAC”)

LINKEDIN CORPORATION

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
Non-GAAP net income and net income per share:
GAAP net income	$2,811	$4,513	$7,800	$6,591
Add back: stock-based compensation	19,323	6,815	31,949	10,658
Add back: amortization of intangible assets	1,851	862	3,159	1,671
Income tax effect of non-GAAP adjustments	(5,933)	(1,414)	(7,923)	(2,392)

NON-GAAP NET INCOME	$18,052	$10,776	$34,985	$16,528

GAAP DILUTED SHARES	112,317	103,129	111,813	100,131

NON-GAAP DILUTED NET INCOME PER SHARE	$0.16	$0.10	$0.31	$0.17

Adjusted EBITDA:
Net income	$2,811	$4,513	$7,800	$6,591
Provision for income taxes	10,019	5,427	15,864	5,078
Other (income) expense, net	668	(11)	444	(460)
Depreciation and amortization	17,548	9,602	32,430	17,761
Stock-based compensation	19,323	6,815	31,949	10,658

ADJUSTED EBITDA	$50,369	$26,346	$88,487	$39,628